SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2005

VA SOFTWARE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0000-28369	77-0399299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

46939 Bayside Parkway Fremont, California 94538
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(510) 687-7000

(Former name or former address, if changed since last report)

Item 1.01 Entry Into a Material Definitive Agreement.

On December 23, 2005, VA Software Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Animation Factory, Inc. (“Animation Factory” and, together with the Company, the “Sellers”), a wholly-owned subsidiary of the Company, and JupiterImages Corporation (“Jupiter”), pursuant to which Jupiter purchased substantially all of the assets and assumed certain liabilities of Animation Factory in exchange for $9,350,000 in cash consideration (the “Asset Sale”).

The Sellers agreed to indemnify Jupiter for certain losses, if any, resulting from the breach of the representations, warranties or covenants of the Sellers contained in the Asset Purchase Agreement. Nine Hundred Thirty-Five Thousand Dollars ($935,000) of the cash consideration to be paid by Jupiter to the Sellers (the “Escrow Amount”) will be placed in escrow (the “Escrow”) for a period of twelve (12) months following the closing of the Asset Sale as partial security for the Seller’s indemnification obligations to Jupiter. On the six-month anniversary of the closing of the Asset Sale, an amount equal to Six Hundred Twenty-Three Thousand Three Hundred Thirty Three Dollars ($623,333) minus (i) the aggregate amount of any then outstanding indemnification claims and (ii) the aggregate amount of any previous indemnification payments made to Jupiter from the Escrow Account prior to such date, will be released from the Escrow. On the 12-month anniversary of the closing of the Asset Sale, any portion of the Escrow Amount that remains in escrow and is not subject to an indemnification claim shall be released from the Escrow.

The Sellers agreed that, for a period of twenty-four (24) months following the closing of the Asset Sale, neither of the Sellers shall independently or together, directly or indirectly, solicit or induce the employment or services of any of the former employees of Animation Factory who were offered employment by Jupiter in connection with the Asset Sale.

The Sellers also agreed that, subject to certain exceptions, until the earlier to occur of (i) the 18-month anniversary of the closing of the Asset Sale and (ii) a change in control of the Company, neither of the Sellers shall compete with Jupiter in the business conducted by Animation Factory on the date of the closing of the Asset Sale.

In addition, the Sellers agreed to provide certain transition services to Jupiter for a period of six (6) months following the closing of the Asset Sale.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01, on December 23, 2005, substantially all of the assets of Animation Factory were sold to JupiterImages Corporation in exchange for $9,350,000 in cash consideration and the assumption of certain liabilities.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by VA Software Corporation on December 27, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VA SOFTWARE CORPORATION, a Delaware corporation

Date: December 27, 2005	By:	/s/ Kathleen R. McElwee
Kathleen R. McElwee
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release issued by VA Software Corporation on December 27, 2005.